UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 3, 2022

Remark Holdings, Inc.

Delaware	001-33720	33-1135689
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 S. Commerce Street Las Vegas, NV	89106	702-701-9514
(Address of principal executive offices)	(Zip Code)	(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.001 par value per share	MARK	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange
Act. ☐

Item 1.01    Entry into Material Definitive Agreement.

On August 3, 2022, Remark Holdings, Inc. (“we”, “Remark”, “us” or “our”) entered into a First Amendment to Senior Secured Loan Agreement (the “First Amendment”), which amends the Senior Secured Loan Agreements, dated as of December 3, 2021 (collectively, as amended by the First Amendment, the “Loan Agreement”), by and among Remark, certain of our subsidiaries as guarantors and certain institutional lenders affiliated with Mudrick Capital Management, LP (collectively, the “Lender”). Pursuant to the First Amendment, the Lender agreed, among other things, to (i) waive certain existing events of default under the Loan Agreement, (ii) extend the original July 31, 2022 maturity date to October 31, 2022 (provided, however, that if we prepay the principal amount of the loans in an amount of at least $5 million, the maturity date will be automatically extended to November 30, 2022), and (iii) defer payment of interest for the month of July 2022 to August 31, 2022. In addition, on and after the effective date of the First Amendment, the outstanding loans under the Loan Agreement will bear interest at 18.5% per annum, payable on the last business day of each month commencing on August 31, 2022. We have also agreed to commence marketing and sale efforts with respect to our Bikini.com business. In consideration for the Lender’s agreement to enter into the First Amendment and extend the maturity date, we agreed to pay the Lender an amendment and extension payment in the aggregate amount of 2.0% of the unpaid principal balance of the loans outstanding as of the date of the First Amendment, which was paid in kind and added to the principal balance of the loans as of the effective date of the First Amendment.

The foregoing description of the First Amendment does not purport to be complete and is qualified in its entirety to the full text of the First Amendment, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

Item 9.01     Financial Statements and Exhibits.

(d)    Exhibits

Exhibit	Description
10.1	First Amendment to Senior Secured Loan Agreement, dated as of August 3, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Remark Holdings, Inc.

Date:	August 8, 2022	By:	/s/ Kai-Shing Tao
		Name:	Kai-Shing Tao
		Title:	Chief Executive Officer